                                                                     Exhibit 4.2


================================================================================





                           LONG TERM CREDIT AGREEMENT

                            Dated as of July 3, 2002,

                                      among

                            REPUBLIC SERVICES, INC.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                                 CITIBANK, N.A.,
                              as Syndication Agent,

                                  BANK ONE, NA,
                                 SUNTRUST BANK,
                                       and
                               BARCLAYS BANK PLC,
                           as Co-Documentation Agents

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                         BANC OF AMERICA SECURITIES LLC
                                       and
                           SALOMON SMITH BARNEY, INC.
                                       as
                  Joint Lead Arrangers and Joint Book Managers






================================================================================

                                                    ARTICLE I
                                                   DEFINITIONS

1.1      Certain Defined Terms...................................................................................1
1.2      Other Interpretive Provisions..........................................................................19
1.3      Accounting Principles..................................................................................20

                                                    ARTICLE II
                                                   THE CREDITS

2.1      Amounts and Terms of Commitments.......................................................................20
2.2      Loan Accounts..........................................................................................20
2.3      Procedure for Committed Borrowing......................................................................21
2.4      Conversion and Continuation Elections for Committed Borrowings.........................................22
2.5      Voluntary Termination or Reduction of Commitments......................................................23
2.6      Optional Prepayments...................................................................................23
2.7      Repayment..............................................................................................24
2.8      Interest...............................................................................................24
2.9      Fees...................................................................................................25
2.10     Computation of Fees and Interest.......................................................................26
2.11     Payments by the Company................................................................................26
2.12     Payments by the Lenders to the Administrative Agent....................................................27
2.13     Sharing of Payments, Etc...............................................................................27
2.14     Swing Line Commitment..................................................................................29
2.15     Borrowing Procedures for Swing Line Loans..............................................................29
2.16     Prepayment or Refunding of Swing Line Loans............................................................30
2.17     Participations in Swing Line Loans.....................................................................30
2.18     Participation Obligations Unconditional................................................................31
2.19     Conditions to Swing Line Loans.........................................................................31

                                                    ARTICLE III
                                               THE LETTERS OF CREDIT

3.1      The Letter of Credit Subfacility.......................................................................31
3.2      Issuance, Amendment and Renewal of Letters of Credit...................................................33
3.3      Risk Participations, Drawings and Reimbursements.......................................................35
3.4      Repayment of Participations............................................................................36
3.5      Role of the Issuing Lenders............................................................................37
3.6      Obligations Absolute...................................................................................37
3.7      Cash Collateral Pledge.................................................................................38
3.8      Letter of Credit Fees..................................................................................39
3.9      Applicability of ISP98 and UCP.........................................................................39

                                                    ARTICLE IV
                                    TAXES, YIELD PROTECTION AND ILLEGALITY

4.1      Taxes..................................................................................................40
4.2      Illegality.............................................................................................41


4.3      Increased Costs and Reduction of Return................................................................42
4.4      Funding Losses.........................................................................................42
4.5      Inability to Determine Rates...........................................................................43
4.6      Certificates of Lenders................................................................................43
4.7      Mitigation.............................................................................................44
4.8      Substitution of Lenders................................................................................44
4.9      Survival...............................................................................................44

                                                   ARTICLE V
                                             CONDITIONS PRECEDENT

5.1      Conditions to Effectiveness............................................................................44
5.2      Conditions to All Credit Extensions....................................................................46

                                                  ARTICLE VI
                                         REPRESENTATIONS AND WARRANTIES

6.1      Corporate Existence and Power..........................................................................47
6.2      Corporate Authorization; No Contravention..............................................................47
6.3      Governmental Authorization.............................................................................47
6.4      Binding Effect.........................................................................................48
6.5      Litigation.............................................................................................48
6.6      No Default.............................................................................................48
6.7      ERISA Compliance.......................................................................................48
6.8      Use of Proceeds; Margin Regulations....................................................................49
6.9      Title to Properties....................................................................................49
6.10     Taxes..................................................................................................49
6.11     Financial Condition....................................................................................49
6.12     Environmental Matters..................................................................................50
6.13     Regulated Entities.....................................................................................50
6.14     No Burdensome Restrictions.............................................................................50
6.15     Copyrights, Patents, Trademarks and Licenses, etc......................................................50
6.16     Subsidiaries...........................................................................................50
6.17     Insurance..............................................................................................51
6.18     Solvency...............................................................................................51
6.19     Full Disclosure........................................................................................51

                                                  ARTICLE VII
                                            AFFIRMATIVE COVENANTS

7.1      Financial Statements...................................................................................51
7.2      Certificates; Other Information........................................................................52
7.3      Notices................................................................................................53
7.4      Preservation of Corporate Existence, Etc...............................................................54
7.5      Maintenance of Property................................................................................54
7.6      Insurance..............................................................................................54
7.7      Payment of Obligations.................................................................................54
7.8      Compliance with Laws...................................................................................55


7.9      Compliance with ERISA..................................................................................55
7.10     Inspection of Property and Books and Records...........................................................55
7.11     Environmental Laws.....................................................................................55
7.12     Use of Proceeds........................................................................................55

                                                 ARTICLE VIII
                                              NEGATIVE COVENANTS

8.1      Financial Condition Covenants..........................................................................56
8.2      Limitation on Liens....................................................................................56
8.3      Disposition of Assets..................................................................................57
8.4      Consolidations and Mergers.............................................................................58
8.5      Loans and Investments..................................................................................58
8.6      Limitation on Subsidiary Indebtedness..................................................................58
8.7      Transactions with Affiliates...........................................................................58
8.8      Use of Proceeds........................................................................................59
8.9      Restricted Payments....................................................................................59
8.10     ERISA..................................................................................................59
8.11     Change in Business.....................................................................................59
8.12     Accounting Changes.....................................................................................59
8.13     Burdensome Agreements..................................................................................59

                                                 ARTICLE IX
                                             EVENTS OF DEFAULT

9.1      Event of Default.......................................................................................60
9.2      Remedies...............................................................................................62
9.3      Rights Not Exclusive...................................................................................62

                                                 ARTICLE X
                                        THE ADMINISTRATIVE AGENT

10.1     Appointment and Authorization of Administrative Agent..................................................62
10.2     Delegation of Duties...................................................................................63
10.3     Liability of Administrative Agent......................................................................63
10.4     Reliance by Administrative Agent.......................................................................64
10.5     Notice of Default......................................................................................64
10.6     Credit Decision; Disclosure of Information by Administrative Agent.....................................64
10.7     Indemnification of Administrative Agent................................................................65
10.8     Administrative Agent in its Individual Capacity........................................................66
10.9     Successor Administrative Agent.........................................................................66
10.10    Administrative Agent May File Proofs of Claim..........................................................67
10.11    Other Agents; Arrangers and Managers...................................................................67

                                      iii


                                                 ARTICLE XI
                                               MISCELLANEOUS

11.1     Amendments and Waivers.................................................................................68
11.2     Notices and Other Communications; Facsimile Copies.....................................................69
11.3     No Waiver; Cumulative Remedies.........................................................................70
11.4     Attorney Costs, Expenses and Taxes.....................................................................70
11.5     Indemnification by the Company.........................................................................70
11.6     Payments Set Aside.....................................................................................71
11.7     Successors and Assigns.................................................................................71
11.8     Assignments, Participations, etc.......................................................................72
11.9     Confidentiality........................................................................................75
11.10    Set-off................................................................................................76
11.11    Notification of Addresses, Lending Offices, Etc........................................................76
11.12    Counterparts...........................................................................................76
11.13    Severability...........................................................................................77
11.14    No Third Parties Benefited.............................................................................77
11.15    Tax Forms..............................................................................................77
11.16    Governing Law and Jurisdiction.........................................................................78
11.17    Waiver of Right to Trial by Jury.......................................................................79
11.18    Entire Agreement.......................................................................................79
11.19    Survival of Representations and Warranties.............................................................79

                           LONG TERM CREDIT AGREEMENT


         This LONG TERM CREDIT AGREEMENT is entered into as of July 3, 2002, among REPUBLIC SERVICES, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender") and BANK OF AMERICA, N.A., as administrative agent for the Lenders.

         In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

                  ACQUIRED PLAN means any Plan which was originally established and maintained by a Person other than the Company or an ERISA Affiliate and which became, or hereafter becomes, a Plan as a result of an Acquisition by the Company or any Subsidiary.

                  ACQUISITION means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                  ADJUSTED PRO RATA SHARE means for any Lender at any time the proportion (expressed as a decimal, rounded to the ninth decimal place) which such Lender's Commitment constitutes of the combined Commitments (or, after the Commitments have terminated, which (i) the principal amount of such Lender's Loans PLUS (without duplication) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans constitutes of (ii) the aggregate principal amount of all Loans PLUS (without duplication) the Effective Amount of all L/C Obligations).

                  ADMINISTRATIVE AGENT means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under SECTION 10.9.

                  ADMINISTRATIVE AGENT-RELATED PERSONS means the Administrative Agent, together with its Affiliates (including, in the case of BofA in its capacity as the Administrative Agent, BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  ADMINISTRATIVE AGENT'S PAYMENT OFFICE means the address for payments set forth on SCHEDULE 11.2 or such other address as the Administrative Agent may from time to time specify by notice to the Company and the Lenders.

                  ADMINISTRATIVE QUESTIONNAIRE means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  AFFILIATE means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

                  AGREEMENT means this Credit Agreement.

                  APPLICABLE MARGIN - see SCHEDULE 1.1.

                  APPROVED FUND - see SUBSECTION 11.8(G).

                  ARRANGERS means collectively, BAS and Salomon Smith Barney,
         Inc.

                  ASSIGNEE - see SUBSECTION 11.8(A).

                  ASSIGNMENT AND ASSUMPTION means an Assignment and Assumption substantially in the form of EXHIBIT C.

                  ATTORNEY COSTS means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

                  ATTRIBUTABLE INDEBTEDNESS means, on any date, (a) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, and (b) in respect of any Securitization Transaction, the aggregate amount of obligations owed to (including the amount of investment in transferred assets by) Persons other than the Company or its Subsidiaries.

                  BANKRUPTCY CODE means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, ET SEQ.).

                  BAS means Banc of America Securities LLC, in its capacity as joint lead arranger and joint book manager.

                  BASE RATE means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate." The "prime rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  BASE RATE COMMITTED LOAN means a Committed Loan, or an L/C Advance, that bears interest based on the Base Rate.

                  BOFA means Bank of America, N.A., a national banking association.

                  BORROWING means a borrowing hereunder consisting of Committed Loans of the same Type, made to the Company on the same day by one or more Lenders under ARTICLE II and, other than in the case of Base Rate Committed Loans, having the same Interest Period. A Borrowing is a Committed Borrowing.

                  BORROWING DATE means any date on which a Borrowing occurs under SECTION 2.3 or a Swing Line Loan is made under SECTION 2.14.

                  BUSINESS DAY means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings in Dollars are carried on in the London interbank market.

                  CANADIAN CURRENCY EQUIVALENT AMOUNT means, with respect to the Canadian Dollar and a specified Dollar amount, the amount of Canadian Dollars into which such Dollar amount would be converted, based on the Exchange Rate.

                  CANADIAN DOLLARS means the lawful currency of Canada.

                  CANADIAN L/C means a Letter of Credit which is denominated in Canadian Dollars.

                  CAPITAL ADEQUACY REGULATION means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  CAPITAL LEASE means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

                  CASH COLLATERALIZE means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Required Lenders. Derivatives of such term shall have corresponding meanings. Cash collateral shall be maintained in blocked accounts at the Administrative Agent or, with the Administrative Agent's consent, the applicable Issuing Lender.

                  CHANGE OF CONTROL means (a) if any Person or group of Persons acting in concert shall own or control, directly or indirectly, more than 20% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors; or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

                  CODE means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  COMMITMENT - see SECTION 2.1. As of the Effective Date, the amount of the combined Commitments of all Lenders is $450,000,000.

                  COMMITTED BORROWING means a Borrowing hereunder consisting of Committed Loans made by the Lenders ratably according to their respective Pro Rata Shares.

                  COMMITTED LOAN means a Loan by a Lender to the Company under
         SECTION 2.1, which may be a Base Rate Committed Loan or an Offshore Rate Loan (each a "Type" of Committed Loan).

                  COMPANY - see the PREAMBLE.

                  COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT D.

                  COMPUTATION PERIOD means any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

                  CONSOLIDATED EBITDA means, with respect to the Company and its Subsidiaries for any period of computation thereof during such period, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense during such period, plus (iii) taxes on income during such period, plus (iv) amortization during such period, plus (v) depreciation during such period, determined, to the extent applicable as a result of Acquisitions during such period, on a pro forma basis in accordance with Article 11 of Regulation S-X of the SEC.

                  CONSOLIDATED INTEREST EXPENSE means, with respect to any period of computation thereof, the gross interest expense of the Company and its Subsidiaries, including, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense and (iv) consolidated yield or discount accrued on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Company and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).

                  CONSOLIDATED NET INCOME means, for any period of computation thereof, the gross revenues from operations of the Company and its Subsidiaries, less all operating and non-operating expenses of the Company and its Subsidiaries, including taxes on income but excluding all non-cash, nonrecurring charges and all extraordinary gains or losses.

                  CONSOLIDATED SHAREHOLDERS' EQUITY means consolidated shareholders' equity as shown on the Company's balance sheet, excluding the amount of any foreign currency translation adjustment which is included in the equity section of such balance sheet (whether positive or negative) and minus all loans and advances by the Company or any Subsidiary to any Affiliate (other than the Company or a Subsidiary).

                  CONSOLIDATED TANGIBLE ASSETS means the consolidated total assets of the Company and its Subsidiaries but excluding goodwill, franchises, licenses, patents, trademarks, trade names, copyrights and any other intangible assets.

                  CONTINGENT OBLIGATION means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made (subject to any limitation set forth in such guaranty) or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (b) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                  CONTRACTUAL OBLIGATION means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other document to which such Person is a party or by which it or any of its property is bound.

                  CONVERSION/CONTINUATION DATE means any date on which, under
         SECTION 2.4, the Company (a) converts Committed Loans of one Type to the other Type or (b) continues Offshore Rate Loans for a new Interest Period.

                  CREDIT EXTENSION means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

                  DOLLAR EQUIVALENT AMOUNT means, with respect to a Canadian Dollar amount, the amount of Dollars into which the Canadian Dollar amount would be converted, based on the applicable Exchange Rate.

                  DOLLAR VALUE of a Letter of Credit in a Canadian Dollar amount means the Dollar Equivalent Amount of the stated amount of such Letter of Credit as recorded in the Administrative Agent's records pursuant to
         SECTION 3.1(C).

                  DOLLARS, DOLLARS and $ each mean lawful money of the United States.

                  EFFECTIVE AMOUNT means, with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date, any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  EFFECTIVE DATE - see SECTION 5.1.

                  ELIGIBLE ASSIGNEE - see SUBSECTION 11.8(G).

                  ENVIRONMENTAL CLAIMS means all written claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  ENVIRONMENTAL LAWS means all federal, state, local or municipal laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental matters.

                  ENVIRONMENTAL LIABILITY means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any of its Affiliates or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  ERISA means the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.

                  ERISA AFFILIATE means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  ERISA EVENT means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)
         (2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the termination of a Multiemployer Plan under 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  EVENT OF DEFAULT means any of the events or circumstances specified in SECTION 9.1; provided that any requirement of notice or lapse of time (or both) has been satisfied.

                  EXCHANGE RATE means, with respect to the issuance of a Canadian L/C, the Spot Rate of Exchange as of the date two Business Days preceding the Valuation Date.

                  EXISTING CREDIT AGREEMENTS means, collectively, (i) that certain Short Term Credit Agreement, dated as of July 10, 1998, as amended, by and among the Company, Bank of America, N.A., as agent, and the lenders party thereto, and (ii) that certain Long Term Credit Agreement, dated as of July 10, 1998, as amended, by and among the Company, Bank of America, N.A., as agent, and the lenders party thereto.

                  EXISTING LETTERS OF CREDIT means the letters of credit listed on SCHEDULE 3.3.

                  FACILITY FEE RATE - see SCHEDULE 1.1.

                  FEDERAL FUNDS RATE means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BofA on such day on such transactions as determined by the Administrative Agent.

                  FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  FUND - see SUBSECTION 11.8(G).

                  FURTHER TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 4.1.

                  GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  GUARANTY OBLIGATION has the meaning specified in the definition of Contingent Obligation.

                  HAZARDOUS MATERIALS means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  HONOR DATE has the meaning specified in SUBSECTION 3.3 (A).

                  INDEBTEDNESS of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations of such Person with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
         (f) all obligations of such Person with respect to Capital Leases; (g) Attributable Indebtedness; (h) all indebtedness of the types referred to in CLAUSES (A) through (G) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that the amount of any such Indebtedness shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien; and (i) all Guaranty Obligations of such Person in respect of Indebtedness of the types described above; PROVIDED that Indebtedness shall not include obligations arising out of the endorsement of instruments for deposit or collection in the ordinary course of business. For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (other than any such Indebtedness which is expressly non-recourse to such Person).

                  INDEMNIFIED LIABILITIES - see SECTION 11.5.

                  INDEMNITEES - see SECTION 11.5.

                  INDEPENDENT AUDITOR - see SUBSECTION 7.1(A).

                  INSOLVENCY PROCEEDING means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under any U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  INTEREST PAYMENT DATE means, as to any Loan other than a Base Rate Committed Loan or Swing Line Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan or Swing Line Loan, the last Business Day of each calendar quarter, provided that if any Interest Period for an Offshore Rate Loan exceeds three months, each three-month anniversary of the first day of such Interest Period also shall be an Interest Payment Date.

                  INTEREST PERIOD means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the date on which such Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Committed Borrowing or Notice of Conversion/Continuation, as the case may be; PROVIDED that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period for an Offshore Rate Loan
                  that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend
                  beyond the Termination Date.

                  INVESTMENT - see SECTION 8.5.

                  IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  ISSUANCE DATE has the meaning specified in SUBSECTION 3.1(A).

                  ISSUE means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  ISSUING LENDER means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with (i) any replacement letter of credit issuer arising under SUBSECTION 10.1(B) or SECTION
         10.9 and (ii) any other Lender or any Affiliate of a Lender which has agreed in writing to become an "Issuing Lender" hereunder.

                  L/C ADVANCE means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  L/C AMENDMENT APPLICATION means an application form for amendment of an outstanding standby letter of credit as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request.

                  L/C APPLICATION means an application form for issuance of a standby letter of credit as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request; provided, however, that to the extent an L/C Application is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

                  L/C BORROWING means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Committed Loans under SUBSECTION 3.3(C).

                  L/C COMMITMENT means the commitment of the Issuing Lenders to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under ARTICLE III (including the Existing Letters of Credit) in an aggregate amount not to exceed on any date the lesser of (a) $450,000,000 or (b) the combined Commitments. The L/C Commitment is part of, and not in addition to, the combined Commitments.

                  L/C FEE RATE - see SCHEDULE 1.1.

                  L/C OBLIGATIONS means at any time the sum of (a) the aggregate Dollar Equivalent Amount of all undrawn Canadian L/Cs and Dollar amount of all other undrawn Letters of Credit then outstanding, plus (b) the Dollar Equivalent Amount of all unreimbursed drawings under all Canadian L/Cs, plus (c) the Dollar amount of all unreimbursed drawings under all other Letters of Credit, including all outstanding L/C Borrowings.

                  L/C-RELATED DOCUMENTS means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable Issuing Lender's standard form documents for letter of credit issuances.

                  LENDER - see the PREAMBLE. References to the "Lenders" shall include BofA in its capacity as Swing Line Lender and each Issuing Lender in its capacity as such; for purposes of clarification only, to the extent that the Swing Line Lender or any Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Swing Line Lender or Issuing Lender, its status as such will be specifically referenced.

                  LENDING OFFICE means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending

         Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 11.2, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

                  LETTER OF CREDIT means each Existing Letter of Credit and any other standby letter of credit Issued by an Issuing Lender pursuant to
         ARTICLE III.

                  LIBOR - see the definition of Offshore Rate.

                  LIEN means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

                  LOAN means an extension of credit by a Lender to the Company under ARTICLE II or ARTICLE III in the form of a Committed Loan, Swing Line Loan or L/C Advance.

                  LOAN DOCUMENTS means this Agreement, any Notes, the L/C-Related Documents and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

                  MARGIN STOCK means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  MATERIAL ADVERSE EFFECT means a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  MATERIAL FINANCIAL OBLIGATIONS means Indebtedness, Attributable Indebtedness, Contingent Obligations and obligations under Swap Contracts of the Company or any Subsidiary, and obligations of the Company or any Subsidiary in respect of any Securitization Transaction, in an aggregate amount (or in the case of a Swap Contract having a Swap Contract Value), for all such Indebtedness, Attributable Indebtedness, Contingent Obligations, obligations under Swap Contracts and obligations in respect of Securitization Transactions, but without duplication, equal to $25,000,000 or more.

                  MOODY'S means Moody's Investor Service, Inc., a Delaware corporation.

                  MULTIEMPLOYER PLAN means a "multiemployer plan", within the meaning of Section 4001 (a) (3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

                  NOTE means a promissory note executed by the Company in favor of a Lender pursuant to SUBSECTION 2.2(B), in substantially the form of EXHIBIT F.

                  NOTICE OF COMMITTED BORROWING means a notice in substantially the form of EXHIBIT A.

                  NOTICE OF CONVERSION/CONTINUATION means a notice in substantially the form of EXHIBIT B.

                  NOTICE OF SWING LINE LOAN means a notice substantially in the form of EXHIBIT G.

                  OBLIGATIONS means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Administrative Agent or any other Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

                  OFFSHORE RATE means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/32nd of 1%) determined by the Administrative Agent pursuant to the following formula:

         Offshore Rate =                 LIBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

Where,

                           "EURODOLLAR RESERVE PERCENTAGE" means, for any day
                  during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage; and

                           "LIBOR" means, for such Interest Period:

                           (a) the rate per annum equal to the rate determined
                  by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) if the rate referenced in the preceding clause
                  (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) if the rates referenced in the preceding clauses
                  (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, continued or converted by BofA and with a term equivalent to such Interest Period would be offered by BofA's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                  OFFSHORE RATE LOAN means a Committed Loan that bears interest based on the Offshore Rate.

                  ORGANIZATION DOCUMENTS means (i) for any corporation, the certificate of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) for any partnership or joint venture, the partnership or joint venture agreement and any other organizational document of such entity, (iii) for any limited liability company, the certificate or articles of organization, the operating agreement and any other organizational document of such limited liability company, (iv) for any trust, the declaration of trust, the trust agreement and any other organizational document of such trust and
         (v) for any other entity, the document or agreement pursuant to which such entity was formed and any other organizational document of such entity.

                  OTHER TAXES means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

                  PARTICIPANT - see SUBSECTION 11.8(D).

                  PAYMENT SHARING NOTICE means a written notice from the Company or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments received from the Company in accordance with SUBSECTION 2.13 (B).

                  PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  PENSION PLAN means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Company or any ERISA Affiliate may have any liability.

                  PERMITTED LIENS - see SECTION 8.2.

                  PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  PLAN ACQUISITION DATE means, with respect to any Acquired Plan, the first date on which the Company or any ERISA Affiliate may have any liability with respect to such Acquired Plan.

                  PLAN means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multiemployer Plan, with respect to which the Company or any ERISA Affiliate may have any liability, and includes any Pension Plan.

                  PRO RATA SHARE means for any Lender at any time the proportion (expressed as a decimal, rounded to the ninth decimal place) which such Lender's Commitment constitutes of the combined Commitments, or, after the Commitments have terminated, which (i) the principal amount of such Lender's Committed Loans PLUS (without duplication) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, the unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans constitutes of (ii) the aggregate principal amount of all Committed Loans and Swing Line Loans PLUS (without duplication) the Effective Amount of all L/C Obligations.

                  RATING means the long-term, unsecured, unenhanced debt rating assigned to senior Indebtedness of the Company by S&P and Moody's.

                  REPORTABLE EVENT means, any of the events set forth in Section 4043 (c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  REQUIRED LENDERS means Lenders holding Adjusted Pro Rata Shares aggregating more than 50%; PROVIDED that if and so long as any Lender fails to fund any Committed Loan when required by SECTION 2.16 or SECTION 3.3 or a participation in a Swing Line Loan or an L/C Borrowing pursuant to SECTION 2.17 or SECTION 3.3, as the case may be, such Lender's Adjusted Pro Rata Share shall be deemed for purposes of this definition to be reduced by the percentage which the defaulted amount constitutes of the combined Commitments (or, if the Commitments have terminated, the Total Outstandings), and the Adjusted Pro Rata Share of the applicable Issuing Lender or the Swing Line Lender, as the case may be, shall be deemed for purposes of this definition to be increased by such percentage.

                  REQUIREMENT OF LAW means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental

         Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  RESPONSIBLE OFFICER means the chief executive officer, the president or any vice president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to financial matters, the chief financial officer, the vice president-finance, the treasurer or any assistant treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  RESTRICTED CASH means that amount of cash of the Company and its Subsidiaries reserved in a restricted trustee controlled account, as shown on the balance sheet of the Company, at any Computation Date, on the line item "Restricted Cash."

                  RESTRICTED PAYMENT means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

                  S&P means Standard & Poors Rating Group, a division of McGraw-Hill.

                  SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  SECURITIZATION TRANSACTION means any sale, assignment or other transfer by the Company or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Company or any Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

                  SHORT TERM CREDIT AGREEMENT means that certain Short Term Credit Agreement dated as of July 3, 2002 among the Company, certain financial institutions as lenders and BofA as administrative agent, issuing lender and swing line lender.

                  SOLVENT means, when used with respect to any Person, that at the time of determination:

                  (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                  (b) it is then able and expects to be able to pay its debts as they mature; and

                  (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  SPOT RATE OF EXCHANGE means, (i) in determining the Dollar Equivalent Amount of a specified Canadian Dollar amount as of any date, the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of Dollars with Canadian Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date, and (ii) in determining the Canadian Currency Equivalent Amount of a specified Dollar amount on any date, the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of Canadian Dollars with Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date.

                  SUBSIDIARY of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  SURETY INSTRUMENTS means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  SWAP CONTRACT means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  SWAP CONTRACT VALUE means, with respect to each Swap Contract, the net obligations of the Company or any Subsidiary thereunder that would be payable in accordance with its provisions as a result of the occurrence of an early termination date under such Swap Contract, as determined in accordance with its provisions.

                  SWING LINE COMMITMENT means the commitment of the Swing Line Lender to make Swing Line Loans hereunder.

                  SWING LINE LENDER means BofA in its capacity as swing line lender hereunder, together with any replacement swing line lender arising under SECTION 10.9.

                  SWING LINE LOAN - see SECTION 2.14.

                  SYNTHETIC LEASE OBLIGATION means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                  TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on or measured by its net income.

                  TERMINATION DATE means the earlier to occur of:

                           (a) July 3, 2007; and

                           (b) the date on which the Commitments terminate in
                  accordance with the provisions of this Agreement.

                  TOTAL DEBT means, at any time, the sum (determined on a consolidated basis and without duplication) of all Indebtedness of the Company and its Subsidiaries, excluding contingent obligations with respect to Surety Instruments (other than any letter of credit issued for the account of the Company or any Subsidiary to support Indebtedness of a Person other than the Company or any Subsidiary).

                  TOTAL DEBT TO EBITDA RATIO means in respect of any Computation Period the ratio of (a) Total Debt MINUS Restricted Cash, as at the end of such Computation Period, to (b) Consolidated EBITDA for such Computation Period.

                  TOTAL OUTSTANDINGS means the sum of the aggregate principal amount of all outstanding Loans (whether Committed Loans or Swing Line Loans) plus the Effective Amount of all L/C Obligations.

                  TYPE has the meaning specified in the definition of "Committed Loan."

                  UNFUNDED PENSION LIABILITY means the excess of a Pension Plan's benefit liabilities under Section 4001 (a) (16) of ERISA, over the current value of such Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  UNITED STATES and U.S. each means the United States of America.

                  UNMATURED EVENT OF DEFAULT means any event or circumstance which, with the giving of notice, the lapse of time or both, will (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  UTILIZATION FEE RATE - see SCHEDULE 1.1.

                  VALUATION DATE means any of (i) the date of any Credit Extension, (ii) the date of any L/C Borrowing, and (iii) any other date when there are outstanding Canadian L/Cs that the Administrative Agent shall determine the Dollar Equivalent Amount of Canadian L/Cs.

                  WHOLLY-OWNED SUBSIDIARY means any Subsidiary in which (other than directors' qualifying shares required by law) 100% of the capital stock, membership interests or other equity interests of each class having ordinary voting power, and 100% of the capital stock, membership interests or other equity interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.2 OTHER INTERPRETIVE PROVISIONS.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Administrative Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their reasonable discretion."

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

         1.3 ACCOUNTING PRINCIPLES.

                  (a) Unless the context otherwise requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied, but without giving effect to any change in GAAP which would require the Company to "mark-to-market" its obligations under Swap Contracts (unless the Company and the Required Lenders agree to give effect to such change); PROVIDED that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in ARTICLE VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend ARTICLE VIII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

         2.1 AMOUNTS AND TERMS OF COMMITMENTS. Each Lender severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Company from time to time on any Business Day during the period from the Effective Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on SCHEDULE 2.1 (such amount, as reduced pursuant to SECTION 2.5, or changed by one or more assignments under
SECTION 11.8, such Lender's "Commitment"); PROVIDED, HOWEVER, that, after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the combined Commitments; AND PROVIDED, FURTHER, that the aggregate principal amount of the Committed Loans of any Lender PLUS the participation of such Lender in the principal amount of all outstanding Swing Line Loans and in the Effective Amount of all L/C Obligations shall not at any time exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this SECTION 2.1, prepay under SECTION 2.6 and reborrow under this SECTION 2.1. If for any reason the Total Outstandings at any time exceed the combined Commitments then in effect, the Company shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

         2.2 LOAN ACCOUNTS.

                  (a) The Loans made by each Lender and the Letters of Credit Issued by each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, each Issuing Lender and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                  (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan evidenced thereby and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be rebuttable presumptive evidence of the amount of the Loans evidenced thereby, and the interest and payments thereon; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

         2.3 PROCEDURE FOR COMMITTED BORROWING.

                  (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Committed Borrowing, which notice must be received by the Administrative Agent prior to (i) 10:30 a.m. (Chicago time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) 10:30 a.m. (Chicago time) on the requested Borrowing Date, in the case of Base Rate Committed Loans, specifying:

                                     (A) the amount of the Committed Borrowing,
                           which shall be in an aggregate amount of $10,000,000 or a higher multiple of $1,000,000;

                                     (B) the requested Borrowing Date, which
                           shall be a Business Day;

                                     (C) the Type of Loans comprising such
                           Committed Borrowing; and

                                     (D) in the case of Offshore Rate Loans, the
                           duration of the initial Interest Period applicable to such Loans.

                  (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Committed Borrowing and of the amount of such Lender's Pro Rata Share of such Borrowing.

                  (c) Each Lender will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 12:00 noon (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then promptly be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

                  (d) After giving effect to any Committed Borrowing, unless the Administrative Agent otherwise consents, the number of Interest Periods in effect hereunder shall not exceed 10.

         2.4 CONVERSION AND CONTINUATION ELECTIONS FOR COMMITTED BORROWINGS.

                  (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with SUBSECTION 2.4(B):

                                    (i) elect, as of any Business Day, in the
                  case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert such Loans (or any part thereof in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000) into Committed Loans of the other Type; or

                                    (ii) elect, as of the last day of the
                  applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000) for another Interest Period;

         PROVIDED that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of any part thereof, to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Committed Loans.

                  (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 10:30 a.m. (Chicago time) (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

                                     (A) the proposed Conversion/Continuation
                           Date;

                                     (B) the aggregate amount of Committed Loans
                           to be converted or continued;

                                     (C) the Type of Committed Loans resulting
                           from the proposed conversion or continuation; and

                                     (D) in the case of conversion into or
                           continuation of Offshore Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans (or any Event of Default or Unmatured Event of Default exists and the Required Lenders have not given the consent referred to in subsection (e) below), such Offshore Rate Loans shall automatically convert into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Lender.

                  (e) Unless the Required Lenders otherwise consent, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan during the existence of an Event of Default or Unmatured Event of Default.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, the number of Interest Periods in effect hereunder shall not exceed 10.

         2.5 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than three Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by a minimum amount of $10,000,000 or a higher integral multiple of $1,000,000; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Total Outstandings would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to reduce the Commitment of each Lender according to its Pro Rata Share. If the Company terminates the Commitments or reduces the Commitments to zero, the Company shall pay all accrued and unpaid interest, fees and other amounts payable hereunder on the date of such termination.

         2.6 OPTIONAL PREPAYMENTS. Subject to the proviso to SUBSECTION 2.4(A) and to SECTION 4.4, the Company may, from time to time, upon irrevocable notice to the Administrative Agent, which notice must be received by the Administrative Agent prior to 10:30 a.m. Chicago time (i) three Business Days prior to the date of prepayment, in the case of Offshore Rate Loans, and (ii) on the date of prepayment, in the case of Base Rate Committed Loans, ratably prepay Committed

Loans in whole or in part, in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000 (or, if any Base Rate Committed Loans have been made pursuant to SUBSECTION 3.3(A), in an aggregate amount equal to the aggregate amount of such Base Rate Committed Loans). Such notice of prepayment shall specify the date and amount of such prepayment and the Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Loans, accrued interest to such date on the amount prepaid and any amounts required pursuant to SECTION 4.4.

         2.7 REPAYMENT.

                  (a) The Company shall repay all Committed Loans on the Termination Date.

                  (b) The Company shall repay each Swing Line Loan on the earlier to occur of (i) the fourth Business Day following the giving of notice from the Swing Line Lender to the Company and (ii) the Termination Date.

         2.8 INTEREST.

                  (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Offshore Rate plus the Applicable Margin or
         (ii) the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Committed Loan under SECTION 2.4). Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate or such other rate as may be agreed to from time to time by the Company and the Swing Line Lender; provided that after any purchase by the Lenders of a participation in a Swing Line Loan, the rate of interest on such Swing Line Loan shall not be less than the Base Rate.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any conversion of Offshore Rate Loans under SECTION 2.4 and prepayment of Offshore Rate Loans under SECTION 2.6, in each case for the portion of the Loans so converted or prepaid.

                  (c) Notwithstanding the foregoing provisions of this Section, upon notice to the Company from the Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, and for so long as such Event of Default continues, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum which is determined by adding 2% per annum to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate). All such interest shall be payable on demand.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

         2.9 FEES. In addition to certain fees described in SECTION 3.8:

                  (a) ARRANGEMENT, AGENCY FEES. The Company agrees to pay to the Administrative Agent and the Arrangers such fees at such times and in such amounts as are mutually agreed to from time to time by the Company, the Administrative Agent and the Arrangers.

                  (b) FACILITY FEES. The Company shall pay to the Administrative Agent for the account of each Lender a facility fee computed at the Facility Fee Rate per annum on the amount of such Lender's Commitment as in effect from time to time (whether used or unused) or, if the Commitments have terminated, on the sum (without duplication) of (i) the principal amount of such Lender's Committed Loans plus (ii) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans. Such facility fee shall accrue from the Effective Date to the Termination Date, and thereafter until all Committed Loans are paid in full, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date (or, if later, on the date all Committed Loans and L/C Obligations are paid in full).

                  (c) UTILIZATION FEES. If, at any time, the sum of (1) the Total Outstandings plus (2) the "Total Outstandings" under and as defined in the Short Term Credit Agreement, exceeds 50% of the sum of
         (1) the aggregate Commitments, plus (2) the aggregate "Commitments" under and as defined in the Short Term Credit Agreement, the Company shall pay to the Administrative Agent for the account of each Lender a utilization fee for any period computed at a rate per annum equal to the Utilization Fee Rate on the sum (without duplication) of (i) the principal amount of such Lender's Committed Loans and L/C Obligations plus (ii) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans. Such utilization fee shall accrue from the Effective Date to the Termination Date, and thereafter until all Committed Loans are paid in full, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date (or, if later, on the date all Committed Loans and L/C Obligations are paid in full).

         2.10 COMPUTATION OF FEES AND INTEREST.

                  (a) All computations of interest for Base Rate Committed Loans (and Swing Line Loans bearing interest at the Base Rate) when the Base Rate is determined by BofA's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which such interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

         2.11 PAYMENTS BY THE COMPANY.

                  (a) All payments to be made by the Company shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of a payment with respect to an Offshore Rate Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Company has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Company will not make such payment, the Administrative Agent may assume that the Company has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then, if the Company failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect. A notice of the Administrative Agent to the Company with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         2.12 PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT.

                  (a) Unless the any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Lender will not make such payment, the Administrative Agent may assume that such Lender has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then, if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Company to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Company may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (a) shall be conclusive, absent manifest error.

                  (b) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

         2.13 SHARING OF PAYMENTS, ETC.

                  (a) Except as otherwise expressly provided herein, whenever any payment received by the Administrative Agent to be distributed to the Lenders is insufficient to pay in full the amounts then due and payable to the Lenders, and the Administrative Agent has not received a Payment Sharing Notice, such payment shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: FIRST, to the payment of reimbursement obligations of the Company in respect of any Letter of Credit; SECOND, to the payment of the principal amount of the Loans which is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each Lender; THIRD, to the payment of interest then due and payable on the Loans and on the reimbursement obligations in respect of Letters of Credit, ratably among the Lenders in accordance with the aggregate amount of interest owed to each Lender; FOURTH, to the payment of the facility fees and utilization fees payable under SUBSECTIONS 2.9(B) and (C) and letter of credit fees payable under SECTION 3.8, ratably among the Lenders in accordance with the amount of such fees owed to each Lender; and FIFTH, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

                  (b) After the Administrative Agent has received a Payment Sharing Notice, and for so long thereafter as any Event of Default exists, all payments received by the Administrative Agent to be distributed to the Lenders shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order:
         FIRST, to the payment of amounts payable under SECTIONS 11.4 and 11.5, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; SECOND, to the payment of facility fees and utilization fees payable under SUBSECTIONS 2.9(B) and (C) and letter of credit fees payable under SECTION 3.8, ratably among the Lenders in accordance with the amount of such fees owed to each Lender; THIRD, to the payment of the interest accrued on and the principal amount of all of the Loans and reimbursement obligations (including contingent reimbursement obligations) regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to each Lender; and FOURTH, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

                  (c) If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on any Loan, or any other amount payable hereunder, in excess of the share of payments and other recoveries such Lender would have received if such payment or other recovery had been distributed pursuant to the provisions of SUBSECTION 2.13(A) or (B) (whichever is applicable at the time of such payment or other recovery), such Lender shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the other Lenders such participations in the Loans made by (or other Obligations owed to) them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery pro rata with each of them in accordance with the order of payments set forth in SUBSECTION 2.13(A) or (B), as the case may be; PROVIDED that if all or any portion of such excess payment or other recovery is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount

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

         of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

                  (d) Any amount that would be applied to a contingent obligation of the Company in respect of a Letter of Credit under CLAUSE THIRD of SUBSECTION 2.13(B) shall be held by the Administrative Agent as Cash Collateral hereunder. If such Letter of Credit is thereafter drawn upon, the Administrative Agent shall pay the applicable Issuing Lender an amount equal to the lesser of the amount of such drawing and the amount of the funds so held as Cash Collateral for such Letter of Credit. If and to the extent that such Letter of Credit expires or terminates (or the maximum amount available for drawing thereunder is reduced), the funds so held as Cash Collateral for such Letter of Credit (or the portion thereof in excess of the maximum amount available for drawing thereunder) shall be applied by the Administrative Agent as set forth in SUBSECTION 2.13(A) or 2.13(B), as applicable.

         2.14 SWING LINE COMMITMENT. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make loans to the Company on a revolving basis (each such loan, a "Swing Line Loan") from time to time on any Business Day during the period from the Effective Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $25,000,000; PROVIDED that after giving effect to any proposed Swing Line Loan, the Total Outstandings shall not exceed the combined Commitments.

         2.15 BORROWING PROCEDURES FOR SWING LINE LOANS. The Company shall provide a Notice of Swing Line Loan or telephonic notice (followed by a confirming Notice of Swing Line Loan) of a proposed Swing Line Loan to the Administrative Agent and the Swing Line Lender not later than 12:00 noon (Chicago time) on the proposed Borrowing Date. Each such notice shall be effective upon receipt by the Administrative Agent and the Swing Line Lender and shall specify the date and the principal amount of such Swing Line Loan. Unless the Swing Line Lender has received written notice prior to 12:00 noon (Chicago time) on the proposed Borrowing Date from the Administrative Agent or any Lender that one or more of the conditions precedent set forth in ARTICLE V with respect to such Swing Line Loan is not then satisfied, the Swing Line Lender shall pay over the requested principal amount to the Company on the requested Borrowing Date in immediately available funds. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of $1,000,000 or an integral multiple thereof. The Swing Line Lender will promptly notify the Administrative Agent of the making and amount of each Swing Line Loan.

         2.16 PREPAYMENT OR REFUNDING OF SWING LINE LOANS.

                  (a) The Company may, at any time and from time to time, prepay any Swing Line Loan in whole or in part, in an amount equal to $1,000,000 or an integral multiple thereof. The Company shall deliver a notice of prepayment in accordance with SECTION 11.2 to be received by the Administrative Agent and the Swing Line Lender not later than 11:00 a.m. (Chicago time) on the Business Day of such prepayment, specifying the date and amount of such prepayment. If such notice is given by the Company, the payment amount specified in such notice shall be due and payable on the date specified therein.

                  (b) The Swing Line Lender may, at any time in its sole and absolute discretion, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender to make a Committed Loan in an amount equal to such Lender's Pro Rata Share of the principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in SUBSECTION 9.1(F) or (G) shall have occurred (in which event the procedures of SECTION 2.17 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of Committed Loans are then satisfied or the aggregate amount of such Committed Loans is not in the minimum or integral amount otherwise required hereunder, each Lender shall make the proceeds of its Committed Loan available to the Administrative Agent for the account of the Swing Line Lender at the Administrative Agent's Payment Office prior to 12:00 noon (Chicago time) in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Committed Loans shall be immediately applied to repay the outstanding Swing Line Loans. All Committed Loans made pursuant to this SECTION 2.16 shall be Base Rate Committed Loans (but, subject to the other provisions of this Agreement, may be converted to Offshore Rate Loans).

         2.17 PARTICIPATIONS IN SWING LINE LOANS.

                  (a) If an event described in SUBSECTION 9.1(F) or (G) exists (or for any reason the Lenders may not make Committed Loans pursuant to SECTION 2.16), each Lender will, upon notice from the Administrative Agent, purchase from the Swing Line Lender (and the Swing Line Lender will sell to each Lender) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the outstanding principal amount of the Swing Line Loans (and each Lender will immediately transfer to the Administrative Agent, for the account of the Swing Line Lender, in immediately available funds, the amount of its participation).

                  (b) Whenever, at any time after the Swing Line Lender has received payment for any Lender's participation interest in the Swing Line Loans pursuant to SUBSECTION 2.17(A), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Administrative Agent for the account of such Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest was outstanding and funded) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Administrative Agent for the account of the Swing Line

         Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

         2.18 PARTICIPATION OBLIGATIONS UNCONDITIONAL.

                  (a) Each Lender's obligation to make Committed Loans pursuant to SECTION 2.16 and/or to purchase participation interests in Swing Line Loans pursuant to SECTION 2.17 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or Unmatured Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (d) any breach of this Agreement or any other Loan Document by the Company or any other Person; (e) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any such Loan is to be made or any participation interest therein is to be purchased; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (b) Notwithstanding the provisions of SUBSECTION 2.18(A), no Lender shall be required to make any Committed Loan to the Company to refund a Swing Line Loan pursuant to SECTION 2.16 or to purchase a participation interest in a Swing Line Loan pursuant to SECTION 2.17 if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice from any Lender specifying that such Lender believed in good faith that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan; provided that the obligation of such Lender to make such Committed Loans and to purchase such participation interests shall be reinstated upon the earlier to occur of (i) the date on which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date on which all conditions precedent to the making of such Swing Line Loan have been satisfied (or waived by the Required Lenders or all Lenders, as applicable).

         2.19 CONDITIONS TO SWING LINE LOANS. Notwithstanding any other provision of this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan if an Event of Default or Unmatured Event of Default exists or would result therefrom.

                                  ARTICLE III

                              THE LETTERS OF CREDIT

         3.1 THE LETTER OF CREDIT SUBFACILITY.

                  (a) Subject to the terms and conditions set forth herein, (i) each Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this ARTICLE III, (A) from time to time on any Business Day during the period from the Effective Date to the date which is seven Business Days prior to the Termination Date to Issue standby Letters of Credit for the account of the Company, and to amend or renew standby Letters of Credit previously issued by it, in accordance with SUBSECTIONS 3.2(C) and 3.2(D), and (B) to honor properly drawn drafts under the Letters of Credit issued by it; and
         (ii) the Lenders severally agree to participate in standby Letters of Credit Issued for the account of the Company; provided that no Issuing Lender shall be obligated to Issue, and (subject to SECTION 3.2(b)) no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date")
         (1) the Total Outstandings exceed the combined Commitments, (2) the Effective Amount of all L/C Obligations would exceed the L/C Commitment or (3) the participation of any Lender in the Effective Amount of all L/C Obligations plus the participation of such Lender in the principal amount of all outstanding Swing Line Loans plus the outstanding principal amount of the Committed Loans of such Lender would exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) No Issuing Lender shall be under any obligation to Issue any Letter of Credit if:

                                    (i) any order, judgment or decree of any
                  Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Lender in good faith deems material to it (it being understood that the applicable Issuing Lender shall promptly notify the Company and the Administrative Agent of any of the foregoing events or circumstances);

                                    (ii) such Issuing Lender has received
                  written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day immediately preceding the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE V is not then satisfied;

                                    (iii) the expiry date of such requested
                  Letter of Credit is after the earlier of the seventh Business Day prior to the Termination Date or the eighteen month anniversary of its issuance (subject to periodic extensions for periods not to exceed one year), unless all of the Lenders have approved such expiry date in writing; or

                                    (iv) such Letter of Credit does not provide
                  for drafts, or is not otherwise in form and substance acceptable to such Issuing Lender, or the Issuance of a Letter of Credit would violate any applicable policies of such Issuing Lender;

                                    (v) such Letter of Credit is denominated in
                  a currency other than Dollars, or, in the case of BofA only, in a currency other than Dollars or Canadian Dollars.

                  (c) On the terms and conditions set forth herein, BofA may Issue upon request and for the account of the Company a standby Canadian L/C. For purposes of determining L/C Obligations, any Canadian L/C shall be recorded in the Administrative Agent's account in Dollars based on the Dollar Equivalent Amount on the date of issuance of such Canadian L/C; PROVIDED, HOWEVER, that the Administrative Agent shall determine the Dollar Equivalent Amount of any Canadian L/C on the Valuation Date for the purpose of determining L/C Obligations. Any draw on a Canadian L/C shall be repaid in Canadian Dollars in an amount equal to the amount of the draw in Canadian Dollars. If at any time there is a drawing under a Canadian L/C and the Company shall not promptly reimburse such drawing as provided in SECTION 3.3, the Company shall be obligated to immediately repay to the Administrative Agent for the benefit of the Lenders an amount in Dollars equal to the Dollar Equivalent Amount of the Canadian Dollars paid by BofA to the beneficiary of such Canadian L/C on the date of such drawing.

         3.2 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

                  (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable Issuing Lender (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Company. Such L/C Application must be received by the applicable Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the applicable Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Issuing Lender may require.

                  (b) Promptly after receipt of any L/C Application or L/C Amendment Application, the applicable Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application or L/C Amendment Application from the Company, and, if not, the applicable Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the applicable Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the applicable Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.
                  (c) If the Company so requests in any applicable L/C Application, the applicable Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); PROVIDED that any such Auto-Renewal Letter of Credit must permit the applicable Issuing Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of Issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is Issued. Unless otherwise directed by the applicable Issuing Lender, the Company shall not be required to make a specific request to the applicable Issuing Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the renewal of such Letter of Credit at any time to an expiry date not later than seven Business Days prior to the Termination Date; provided, however, that the applicable Issuing Lender shall not permit any such renewal if (A) the applicable Issuing Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of SECTION 3.1(B) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in SECTION 5.2 is not then satisfied.

                  (d) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         3.3 RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

                  (a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Lender shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable Issuing Lender under a Letter of Credit (each such date, an "HONOR DATE"), the Company shall reimburse the applicable Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the applicable Issuing Lender by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Base Rate Committed Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.3 for the principal amount of Base Rate Committed Loans, but subject to the amount of the unutilized portion of the combined Commitments and the conditions set forth in SECTION 5.2 (other than the delivery of a Notice of Committed Borrowing). Any notice given by the applicable Issuing Lender or the Administrative Agent pursuant to this SECTION 3.03(A) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice

                  (b) Each Lender (including the Lender acting as applicable Issuing Lender) shall upon any notice pursuant to SECTION 3.3(A) make funds available to the Administrative Agent for the account of the applicable Issuing Lender at the Administrative Agent's Payment Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
         SECTION 3.3(C), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Lender.

                  (c) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Committed Loans because the conditions set forth in SECTION 5.2 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate set forth in SECTION 2.8(C). In such event, each Lender's payment to the Administrative Agent for the account of the applicable Issuing Lender pursuant to SECTION 3.3(B) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this ARTICLE III.

                  (d) Until each Lender funds its Committed Loan or L/C Advance pursuant to this SECTION 3.3 to reimburse the applicable Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the applicable Issuing Lender.

                  (e) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the applicable Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this SECTION 3.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of an Unmatured Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Committed Loans pursuant to this
         SECTION 3.3 is subject to the conditions set forth in SECTION 5.2 (other than delivery by the Company of a Notice of Committed Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable Issuing Lender for the amount of any payment made by the applicable Issuing Lender under any Letter of Credit, together with interest as provided herein.

                  (f) If any Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 3.3 by the time specified in SECTION 3.3(B), the applicable Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the applicable Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this subsection (f) shall be conclusive absent manifest error.

         3.4 REPAYMENT OF PARTICIPATIONS.

                  (a) At any time after the applicable Issuing Lender has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         SECTION 3.3, if the Administrative Agent receives for the account of the applicable Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (b) If any payment received by the Administrative Agent for the account of the applicable Issuing Lender pursuant to SECTION 3.3(A) is required to be returned under any of the circumstances described in
         SECTION 11.6 (including pursuant to any settlement entered into by the applicable Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable Issuing Lender its Pro Rata

         Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         3.5 ROLE OF THE ISSUING LENDERS. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable Issuing Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable Issuing Lender, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the applicable Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
SECTION 3.6; PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the applicable Issuing Lender, and the applicable Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the applicable Issuing Lender's willful misconduct or gross negligence or the Applicable Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the applicable Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.6 OBLIGATIONS ABSOLUTE. The obligation of the Company to reimburse the applicable Issuing Lender for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

         (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

         (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of such

         Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

         (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

         (iv) any payment by the applicable Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any insolvency law; or

         (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the applicable Issuing Lender. The Company shall be conclusively deemed to have waived any such claim against the applicable Issuing Lender and its correspondents unless such notice is given as aforesaid.

         3.7 CASH COLLATERAL PLEDGE. Upon the request of the Administrative Agent, (i) if the applicable Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the date which is seven Business Days prior to the Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Company shall immediately Cash Collateralize the then outstanding amount of all L/C Obligations (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing or the date which is seven Business Days prior to the Termination Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Lender and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

         3.8 LETTER OF CREDIT FEES.

                  (a) The Company shall pay to the Administrative Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit equal to the L/C Fee Rate (plus, upon notice from the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of an Event of Default, and for so long as such Event of Default shall continue, 2%) per annum of the average daily maximum amount available to be drawn on such Letter of Credit or in the case of a Canadian L/C the Dollar Equivalent Amount of such average daily maximum amount, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

                  (b) The letter of credit fees payable under SUBSECTION 3.8(A) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Termination Date (or such later date).

                  (c) The Company shall pay to each Issuing Lender a letter of credit fronting fee of 1/8 of 1% per annum (0.125%) of the average daily maximum amount available to be drawn on each outstanding Letter of Credit issued by such Issuing Lender or in the case of a Canadian L/C the Dollar Equivalent Amount of such average daily maximum amount. Such fronting fee shall be due and payable in full by the Company to the applicable Issuing Lenders, with respect to each Letter of Credit, quarterly in advance on the last Business Day of each calendar quarter with respect to each Letter of Credit, commencing on the first such quarterly date to occur following the date of issuance (or renewal) of such Letter of Credit through the Termination Date (or such later date upon which such outstanding Letter of Credit shall expire or be fully drawn), with the final payment to be made on the Termination Date (or such later date).

                  (d) The Company shall pay to each Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect.

         3.9 APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency
(euro)) shall apply to each commercial Letter of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1 TAXES.

                  (a) Any and all payments by the Company to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes and Further Taxes.

                  (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                                    (i) the sum payable shall be increased as
                  necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                                    (ii) the Company shall make such deductions
                  and withholdings; and

                                    (iii) the Company shall pay the full amount
                  deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

                  (c) The Company agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Administrative Agent makes written demand therefor.

                  (d) Within 30 days after the date of any payment by the Company of any Taxes, Other Taxes or Further Taxes, the Company shall furnish each applicable Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender and the Administrative Agent.

                  (e) Notwithstanding the foregoing provisions of this SECTION 4.1, (i) if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this SECTION 4.1 within 60 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 60 days before the date on which such Lender notifies the Company of such event or circumstance; and (ii) the Company shall not be required to pay an additional amount to, or to indemnify, any Lender pursuant to this SECTION 4.1 to the extent that (x) the obligation to withhold or pay such amount existed on the Initial Date (as defined below) or (y) the obligation to withhold or pay such amount would not have arisen but for the failure of such Lender to comply with the provisions of SECTION 10.10 of this Agreement. For purposes of CLAUSE
         (II) of the foregoing sentence "Initial Date" means (A) in the case of any Lender that is a signatory hereto, the date of this Agreement, (B) in the case of any Person which subsequently becomes a Lender hereunder, the date of the applicable Assignment and Acceptance, and
         (C) in the case of any Participant, the date on which it becomes a Participant.

         4.2 ILLEGALITY.

                  (a) If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender reasonably determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loan of such Lender together with interest accrued thereon and amounts required under SECTION 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Committed Loan.

                  (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Committed Loans.

         4.3 INCREASED COSTS AND REDUCTION OF RETURN.

                  (a) If any Lender reasonably determines that, due to either
         (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) after the date hereof in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) adopted, issued or delivered after the date hereof, there shall be any increase in the cost to such Lender (excluding any Taxes, Other Taxes, Further Taxes or taxes imposed on or measured by the net income of such Lender) of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in any Letter of Credit, or, in the case of an Issuing Lender, any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased cost.

                  (b) If any Lender shall have reasonably determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy Regulation, (iii) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation (excluding any Capital Adequacy Regulation as in effect on the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) reasonably determines that the amount of such capital is increased as a consequence of its Commitment, Loans or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

                  (c) Notwithstanding the foregoing provisions of this SECTION 4.3, if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this SECTION 4.3 within 60 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 60 days before the date on which such Lender notifies the Company of such event or circumstance.

         4.4 FUNDING LOSSES. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Committed Borrowing or a Notice of Conversion/Continuation;

                  (b) the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.6;

                  (c) the prepayment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (d) the automatic conversion under SUBSECTION 2.4(A) of any Offshore Rate Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under SUBSECTION 4.3(A), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.5 INABILITY TO DETERMINE RATES. If (a) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or (b) the Required Lenders determine that the Offshore Rate applicable pursuant to SUBSECTION 2.8(A) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders in the case of CLAUSE (B)) revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Committed Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Loan.

         4.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and the manner in which such amount has been calculated, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         4.7 MITIGATION. Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation of the Company to pay any amount pursuant to SECTION 4.1 or 4.3 or (ii) the occurrence of any circumstance of the nature described in SECTION 4.2 or 4.5. Without limiting the foregoing, each Lender will designate a different Lending Office if such designation will avoid (or reduce the cost to the Company of) any event described in CLAUSE (I) or (II) of the preceding sentence and such designation will not, in such Lender's good faith judgment, be otherwise disadvantageous to such Lender.

         4.8 SUBSTITUTION OF LENDERS. Upon the receipt by the Company from any Lender of a claim for compensation under SECTION 4.1 or 4.3 or a notice of the type described in SECTION 4.2, the Company may: (i) designate a replacement bank or financial institution satisfactory to the Company (a "Replacement Lender") to acquire and assume all or a ratable part of all of such affected Lender's Loans and Commitment; and/or (ii) request one or more of the other Lenders to acquire and assume all or part of such affected Lender's Loans and Commitment. Any designation of a Replacement Lender under CLAUSE (I) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

         4.9 SURVIVAL. The agreements and obligations of the Company in this
ARTICLE IV shall survive the termination of this Agreement and the payment of all other Obligations.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received (i) evidence satisfactory to the Administrative Agent that the Company has paid all fees and other amounts then payable under SUBSECTION 2.9(A) and
(ii) all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and (except for the Notes) in sufficient copies for each Lender:

                  (a) AGREEMENT AND NOTES. This Agreement and the Notes executed by each party hereto and thereto.

                  (b) RESOLUTIONS; INCUMBENCY.

                                    (i) Copies of the resolutions of the board
                  of directors of the Company authorizing the execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Person; and

                                    (ii) a certificate of the Secretary or
                  Assistant Secretary of the Company certifying the names and true signatures of the officers, employees or authorized agents of the Company authorized to execute and deliver the Loan Documents and to deliver Notices of Borrowing, Notices of

                  Conversion/Continuation, Notices of Swing Line Loans, Compliance Certificates, L/C Applications, L/C Amendment Applications and similar documents.

                  (c) ORGANIZATION DOCUMENTS. The articles or certificate of incorporation and the bylaws of the Company as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the Company as of the Effective Date.

                  (d) LEGAL OPINIONS. An opinion of legal counsel to the Company, substantially in the form of EXHIBIT E.

                  (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable hereunder on the Effective Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and
         BofA), including any such costs, fees and expenses arising under or referenced in SECTIONS 2.9 and 11.4.

                  (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that:

                                    (i) the representations and warranties
                  contained in ARTICLE VI are true and correct on and as of such date, as though made on and as of such date;

                                    (ii) no Event of Default or Unmatured Event
                  of Default exists or would result from the effectiveness of this Agreement;

                                    (iii) since December 31, 2001, there has
                  been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                                    (iv) since December 31, 2001, there has not
                  occurred (1) a material change in the operations, assets, financial affairs or ownership structure of the Company, or
                  (2) a Material Adverse Effect on the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date; and

                                    (v) there is no action, suit, investigation
                  or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports (1) to materially and adversely affect the Company or its Subsidiaries, or (2) to affect any transaction contemplated hereby or the ability of the Company to perform its obligations under this Agreement or the Short Term Credit Agreement.

                  (g) FINANCIAL STATEMENTS. Receipt and satisfactory review by the Administrative Agent of the consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended 1999, 2000 and 2001, including balance sheet, income, changes in shareholders' equity and cash flow statements audited by Arthur Andersen LLP and prepared in conformity with GAAP and such other financial information as the Administrative Agent may request.

                  (h) NOTICES. Notice of Committed Borrowing or a Notice of Swing Line Loan, as applicable.

                  (i) INFORMATION. Receipt and review, with results satisfactory to the Administrative Agent and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Company and its Subsidiaries.

                  (j) EXISTING CREDIT AGREEMENTS. Evidence that the Existing Credit Agreements have been or concurrently with the Effective Date are being terminated.

                  (k) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

         5.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Loan to be made by it (including the obligation of the Swing Line Lender to make any Swing Line Loan) and the obligation of any Issuing Lender to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                  (a) NOTICE, APPLICATION. The Administrative Agent shall have received a Notice of Committed Borrowing or the Swing Line Lender and the Administrative Agent shall have received a Notice of Swing Line Loan or, in the case of the Issuance of any Letter of Credit, the applicable Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under SECTION 3.2.

                  (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VI shall be true and correct in all material respects on and of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  (c) NO EXISTING DEFAULT. No Event of Default or Unmatured Event of Default shall exist or shall result from such Borrowing, Swing Line Loan or Issuance.

Each Notice of Committed Borrowing, Notice of Swing Line Loan, L/C Application and L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company that, as of the date of each such notice and as of the relevant Borrowing Date or Issuance Date, as applicable, the conditions in this SECTION 5.2 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Administrative Agent and each Lender that:

         6.1 CORPORATE EXISTENCE AND POWER. The Company and each of its
Subsidiaries:

                  (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents to which it is a party;

                  (c) is duly qualified to do business in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                  (d) is in compliance with all Requirements of Law;

except, in each case referred to in SUBCLAUSE (B)(I), CLAUSE (C) or CLAUSE (D), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of each Loan Document to which such Person is party have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) contravene the terms of any of such Person's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or any of its Subsidiaries or any of its or their property is subject; or

                  (c) violate any Requirement of Law.

         6.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority (other than any of the foregoing which has been obtained or made and is in full force and effect) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

         6.4 BINDING EFFECT. This Agreement and each other Loan Document constitute the legal, valid and binding obligations of the Company, to the extent such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.5 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any Subsidiary or any of their respective properties; (a) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) as to which there exists a reasonable likelihood of an adverse determination, which determination would reasonably be expected to have a material adverse effect on the ability of the Company to pay and perform the Obligations. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.6 NO DEFAULT. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Effective Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

         6.7 ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE 6.7:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law (or, in the case of an Acquired Plan, can be brought into such compliance without any material fine, penalty or other liability). Except for Acquired Plans with respect to which the failure to have received a qualification letter would not result in any material fine, penalty or other liability, each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or will be submitted for a determination letter within the applicable remedial amendment period), and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code (except for contributions to Acquired Plans not made prior to the respective Plan Acquisition Dates and which do not in the aggregate exceed $1,000,000 for any Acquired Plan), and no application for a funding waiver or an extension of any amortization period pursuant to
         Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary

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

         responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (iii) no Pension Plan has any Unfunded Pension Liability; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans will be used solely for the purposes set forth in and permitted by SECTION 7.12 and
SECTION 8.8. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.9 TITLE TO PROPERTIES. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11 FINANCIAL CONDITION.

                  (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date, and (2) the unaudited interim consolidated financial statements of the Company and its Subsidiaries dated March 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                                    (i) were prepared in accordance with GAAP
                  consistently applied throughout the periods covered thereby, except as otherwise expressly

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

                  noted therein (subject, in the case of the unaudited interim statements, to the absence of footnotes and to ordinary, good faith year-end audit adjustments);

                                    (ii) fairly present (subject, in the case of
                  the unaudited interim statements, to ordinary, good faith year-end audit adjustments) the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby; and

                                    (iii) show all material indebtedness and
                  other liabilities, absolute or contingent, of the Company and its consolidated Subsidiaries as of the dates thereof, including liabilities for taxes and material Contingent Obligations.

                  (b) Since December 31, 2001, there has been no Material Adverse Effect.

         6.12 ENVIRONMENTAL MATTERS. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in SCHEDULE 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.13 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.14 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         6.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent failure to own, license or otherwise have the right to use any such item, or any such conflict, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary, and which is material to the business or operations of the Company and its Subsidiaries, infringes upon any rights held by any other Person (excluding infringements which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

         6.16 SUBSIDIARIES. As of the Effective Date, the Company has no Subsidiaries other than those specifically disclosed in PART (A) of SCHEDULE

6.16 and has no equity investments in any other corporation or entity other than those specifically disclosed in PART (B) of SCHEDULE 6.16.

         6.17 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies (or are self-insured) in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         6.18 SOLVENCY. The Company is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         6.19 FULL DISCLOSURE. The representations and warranties made by the Company and its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

         7.1 FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:

                  (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor"), which opinion (i) shall state that such consolidated financial statements present fairly the Company's consolidated financial position for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

                  (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending June 30, 2002), a copy of the unaudited consolidated balance sheet of the Company and its

         Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries as of such date and for such period.

         7.2 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in SUBSECTIONS 7.1(A) and (B), a Compliance Certificate executed by a Responsible Officer;

                  (b) promptly after their becoming available, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

                  (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         Documents required to be delivered pursuant to SECTION 7.1(A) or (B) or
SECTION 7.2(B) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of (i) the date on which the Company posts such documents, or provides a link thereto on the Company`s website on the Internet at the website address listed on SCHEDULE 11.2; and (ii) the date on which such documents are posted on the Company's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by SECTION 7.2(A) to the Administrative Agent (with sufficient copies for each Lender). Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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

         7.3 NOTICES. The Company shall promptly (or, in the case of any event described in CLAUSE (C)(II) below, not less than 10 days prior to the occurrence of such event) notify the Administrative Agent and each Lender:

                  (a) of the occurrence of any Event of Default or Unmatured Event of Default known to the Company;

                  (b) of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect, including:

                                    (i) breach or non-performance of, or any
                  default under, a Contractual Obligation of the Company or any Subsidiary;

                                    (ii) any dispute, litigation, investigation,
                  proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or

                                    (iii) the commencement of, or any material
                  development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any of the following events known to the Company which affect the Company or any ERISA Affiliate, and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                                    (i) an ERISA Event;

                                    (ii) a contribution failure with respect to
                  a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                                    (iii) a material increase in the Unfunded
                  Pension Liability of any Pension Plan;

                                    (iv) the adoption of, or the commencement of
                  contributions to, any Pension Plan by the Company or any ERISA Affiliate; or

                                    (v) the adoption of any amendment to a
                  Pension Plan if such amendment results in a material increase in contributions or Unfunded Pension Liability;

                  (d) of any material change in accounting policies or financial reporting practices by the Company and its consolidated Subsidiaries; and

                  (e) promptly upon the issuance thereof, deliver to the Administrative Agent notice of any announcement by Moody's or S&P (i) of any change in any Rating or (ii) that any Rating will be put on a "negative outlook" or "negative credit watch."

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

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto. Each notice under SUBSECTION 7.3(A) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

         7.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Subsidiary to (provided that nothing in this SECTION 7.4 shall prevent the voluntary liquidation, dissolution or winding up, not under any bankruptcy or insolvency law, of any Subsidiary so long as no Event of Default exists and no Event of Default or Unmatured Event of Default will result therefrom):

                  (a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of organization;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (except in connection with transactions permitted by SECTION 8.4 and sales of assets permitted by SECTION 8.3);

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.5 MAINTENANCE OF PROPERTY. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

         7.6 INSURANCE. The Company shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable independent insurers (or pursuant to a self-insurance program), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         7.7 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge, as the same shall become due and payable, all their respective material obligations and liabilities, including: (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (b) all material claims which, if unpaid, would by law become a Lien upon its property, UNLESS, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

         7.8 COMPLIANCE WITH LAWS. The Company shall, and shall cause each Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) the non-compliance with which might have a Material Adverse Effect.

         7.9 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, it being understood that any non-compliance with CLAUSE (A), (B) or (C) with respect to an Acquired Plan existing on the Plan Acquisition Date for such Acquired Plan shall not constitute a violation of this SECTION 7.9 so long as (i) the Company is diligently proceeding to remedy such non-compliance and (ii) such non-compliance will not result in any material fine, penalty or other liability.

         7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with GAAP) shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, the Administrative Agent, any Lender or their respective representatives (in each case at such Person's own expense unless an Event of Default exists), upon reasonable notice at any reasonable time during normal business hours and from time to time at the request of the Administrative Agent or the relevant Lender, to visit and inspect the properties of the Company or any Subsidiary (and, if (i) any Unmatured Event of Default exists and has been continuing for 15 days or (ii) any Event of Default exists, to make copies or abstracts of their respective corporate, financial and operating records), and to examine the properties and books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any Subsidiary with the appropriate officers, employees or authorized agents of the Company or such Subsidiary.

         7.11 ENVIRONMENTAL LAWS. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws. Without limiting the foregoing, the Company shall, and shall cause each Subsidiary to, (i) maintain all material operating permits for all landfills now owned or hereafter acquired; and (ii) dispose of hazardous waste only at licensed disposal facilities operating, to the best of the Company's or the applicable Subsidiary's knowledge after reasonable inquiry, in material compliance with all material Environmental Laws.

         7.12 USE OF PROCEEDS. The Company shall use the proceeds of the Loans
(i) to repay the Indebtedness of the Company under, and to terminate, the Existing Credit Agreements, and (ii) for working capital, capital expenditures and other general corporate purposes (including commercial paper backup and Acquisitions) not in contravention of any Requirement of Law or of any Loan Document; PROVIDED that the Company shall not use the proceeds of any Loan to make any Acquisition if the Board of Directors of the Person to be acquired has not approved such Acquisition.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

         8.1 FINANCIAL CONDITION COVENANTS.

                  (a) MINIMUM CONSOLIDATED SHAREHOLDERS' EQUITY. The Company shall not permit its Consolidated Shareholders' Equity as of the last day of any fiscal quarter to be less than the sum of (i) 85% of Consolidated Shareholders' Equity as of December 31, 2001 PLUS (ii) 50% of Consolidated Net Income (with no deduction for net losses) for each fiscal quarter ending after December 31, 2001 PLUS (iii) 100% of the net proceeds of equity issuances after December 31, 2001.

                  (b) MAXIMUM TOTAL DEBT TO EBITDA RATIO. The Company shall not permit, as of the last day of any fiscal quarter (beginning with the fiscal quarter ending June 30, 2002), the Total Debt to EBITDA Ratio for the Computation Period ending on such day to be greater than 3.25 to 1.

         8.2 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on the Effective Date and set forth in
         SCHEDULE 8.2, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased and the scope of the property subject to such Lien is not extended;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (e) Liens on the property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                  (f) Liens consisting of judgment or judicial attachment liens and liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that (i) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed and (ii) all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $50,000,000;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                  (h) Liens securing obligations in respect of Capital Leases and purchase money financings on assets subject to such leases or financings, provided that such Capital Leases and purchase money financings are otherwise permitted hereunder;

                  (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

                  (j) other Liens, in addition to those permitted by CLAUSES (A) through (H), securing Indebtedness or arising in connection with Securitization Transactions; PROVIDED that the sum (without duplication) of all such Indebtedness, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions, shall not at any time exceed in the aggregate 20% of Consolidated Tangible Assets.

         8.3 DISPOSITION OF ASSETS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing (including any sale-leaseback), except:

                  (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                  (b) the sale, assignment or other transfer of accounts receivable, lease receivables or other rights to payment pursuant to any Securitization Transaction; and

                  (c) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition and (ii) the aggregate value of all assets so disposed of by the Company and its Subsidiaries in any one-year period (calculated as of the date of any such disposition) shall not exceed 20% of Consolidated Tangible Assets as of the last day of the most recently ended fiscal quarter.

         8.4 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person, except:

                  (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary; and

                  (c) any merger, consolidation or disposition in connection with a transaction permitted by SECTION 8.3 or an Acquisition permitted by SECTION 8.5.

         8.5 LOANS AND INVESTMENTS. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest or obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in any Person (including any Affiliate of the Company) (any of the foregoing an "Investment"), unless (y) such loan, advance, investment, acquisition or other purchase does not cause the Company to violate the financial covenants contained in SECTION 8.1(A) or (B), and (z) no Event of Default or Unmatured Event of Default would result therefrom.

         8.6 LIMITATION ON SUBSIDIARY INDEBTEDNESS. The Company shall not permit the sum of the aggregate amount of all Indebtedness of Subsidiaries (excluding
(i) the existing Indebtedness listed on SCHEDULE 8.6 and extensions, renewals and refinancings thereof so long as the principal amount thereof is not increased and (ii) extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to the Company or another Subsidiary) to exceed 20% of Consolidated Tangible Assets.

         8.7 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than the Company or a Subsidiary), except upon fair and reasonable terms no less favorable to the

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Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         8.8 USE OF PROCEEDS. The Company shall not, and shall not permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

         8.9 RESTRICTED PAYMENTS. The Company shall not (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or (ii) purchase, redeem or otherwise acquire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any shares of the Company's capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, unless (y) such dividend or distribution, purchase redemption or other acquisition does not cause the Company to violate the financial covenants contained in SECTION 8.1(A) or (B), and (z) no Event of Default or Unmatured Event of Default would result therefrom.

         8.10 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $15,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.11 CHANGE IN BUSINESS. The Company shall not, and shall not permit any Subsidiary to, engage in any material line of business other than those lines of business carried on by the Company and its Subsidiaries on the date hereof and lines of business complementary thereto; PROVIDED that in no event will the Company permit a material portion of the business of the Company and its Subsidiaries, taken as a whole, to involve or relate to hazardous waste.

         8.12 ACCOUNTING CHANGES. The Company shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

         8.13 BURDENSOME AGREEMENTS. The Company shall not enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or to otherwise transfer property to the Company, (ii) of any Subsidiary to guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; except, in each case, (1) as required under applicable Requirements of Law, (2) as required under the Loan Documents, (3) for Permitted Liens, and (4) for prohibitions on assignment or transfer contained in leases.

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                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

                  (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of the principal amount of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

                  (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

                  (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of SUBSECTION 7.3(A) or ARTICLE VIII.

                  (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender.

                  (e) CROSS-DEFAULT. (i) The Company or any Subsidiary (A) fails to make any payment of Material Financial Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after giving effect to any applicable grace or cure period); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under one or more agreements or instruments relating to Material Financial Obligations, if the effect of such failure, event or condition (after giving effect to any applicable grace or cure period) is to cause (or require), or to permit the holder or holders of such Material Financial Obligations or the beneficiary or beneficiaries of such Material Financial Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (or require), such Material Financial Obligations to become due and payable (or to be purchased, repurchased, defeased or cash collateralized) prior to the stated maturity thereof.

                  (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; PROVIDED that the

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         foregoing shall not apply to the voluntary liquidation, dissolution or winding up of a Subsidiary permitted by SECTION 7.4.

                  (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding with respect to the Company or such Subsidiary; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) a contribution failure shall occur with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period (or any period during which (x) the Company is permitted to contest its obligation to make such payment without incurring any liability (other than interest) or penalty and (y) the Company is contesting such obligation in good faith and by appropriate proceedings), any installment payment with respect to its withdrawal liability under Section 4201 of ERISA or any contribution obligation under Section 4243 of ERISA, in each case under a Multiemployer Plan in an aggregate amount in excess of $5,000,000.

                  (i) JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions of $25,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 25 days after the entry thereof.

                  (j) CHANGE OF CONTROL. Any Change of Control occurs.

                  (k) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company or any of its Subsidiaries contests in any manner the validity or enforceability of any Loan Document; or the Company or any of its Subsidiaries denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

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         9.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

                  (a) declare the commitment of each Lender to make Loans (including the commitment of the Swing Line Lender to make Swing Line Loans) and any obligation of each Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under all outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (c) exercise on behalf of itself and the Lenders all other rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in SUBSECTION
(F) or (G) of SECTION 9.1 (in the case of CLAUSE (I) of SUBSECTION (G), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of each Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any other Lender. The Administrative Agent shall promptly notify the Company of any declaration described in CLAUSE (A) or (B) of the preceding sentence, but failure to give any such notice shall not impair any such declaration or result in any liability to the Administrative Agent.

         9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

                  (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.

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         Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith, and each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this ARTICLE X, and in the definition of "Administrative Agent-Related Person" included such Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lenders.

         10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.3 LIABILITY OF ADMINISTRATIVE AGENT. No Administrative Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or
(b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any Subsidiary or Affiliate of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan

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Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         10.4 RELIANCE BY ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in SECTION 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

         10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be directed by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.6 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Administrative Agent-Related Person has

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made any representation or warranty to it, and that no act by the Administrative
Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company and its Subsidiaries or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Company, its Subsidiaries or Affiliates which may come into the possession of any Administrative Agent-Related Person.

         10.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Administrative Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders or all of the Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the termination of the combined Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

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         10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. BofA and its
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent or an Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company, its Subsidiaries or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate or Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the such rights and powers as though it were not the Administrative Agent or an Issuing Lender, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

         10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by BofA shall also constitute its resignation as an Issuing Lender and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Issuing Lender and Swing Line Lender and the respective terms "Administrative Agent," "Issuing Lender" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Lender's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or Swing Line Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS
11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

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         10.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 2.9, 3.8 and 11.4) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

         and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.9 AND 11.4.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.11 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment or consent shall increase or extend the Commitment of any Lender without the written consent of such Lender; and PROVIDED, FURTHER, that no such waiver, amendment or consent shall, unless in writing and signed by all Lenders and the Company and acknowledged by the Administrative Agent, do any of the following:

                  (a) extend or increase the Commitment of any Lender without the written consent of such Lender or reinstate any Commitment terminated pursuant to SECTION 9.2;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or reduce any fees (other than the fees referred to in SUBSECTION 2.9(A) or SUBSECTIONS 3.8(C) and (D) and the rate of interest referred to in SUBSECTION 2.8(C)) or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

                  (e) amend this Section, or SECTION 2.13, or any provision herein providing for consent or other action by all Lenders;

and PROVIDED, FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of such Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document.

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         11.2 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                           (i) if to the Company, the Administrative Agent, the
                  applicable Issuing Lender or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on SCHEDULE 11.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                           (ii) if to any other Lender, to the address,
                  facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the applicable Issuing Lender and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; PROVIDED, HOWEVER, that notices and other communications to the Administrative Agent, the applicable Issuing Lender and the Swing Line Lender pursuant to ARTICLES II AND III shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Company, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in SECTION 7.2, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

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         (d) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. The Administrative
Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Committed Borrowing and Notices of Swing Line
Loan) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Administrative Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.4 ATTORNEY COSTS, EXPENSES AND TAXES. The Company agrees (a) to pay or reimburse the Administrative Agent and BAS for all reasonable costs and expenses incurred by BofA (including in its capacity as Administrative Agent, Swing Line Lender and an Issuing Lender) and BAS in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs incurred by the Administrative Agent and BAS with respect thereto, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any insolvency laws), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
SECTION 11.4 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations

         11.5 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless each Administrative Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out

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of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Applicable Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company, any Subsidiary or any Affiliate of the Company, or any Environmental Liability related in any way to the Company, any Subsidiary or any Affiliate of the Company, or (d) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened in writing claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). In the event Indemnitees intend to seek indemnity hereunder from the Company, Indemnitees shall give prompt written notice of such Indemnified Liabilities to the Company and Company's counsel at the addresses set forth in SCHEDULE 11.2. All amounts due under this SECTION
11.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the combined Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         11.6 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, a receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

         11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

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         11.8 ASSIGNMENTS, PARTICIPATIONS, ETC.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the applicable Issuing Lender and the Swing Line Lender (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under

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this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 4.1, 4.3, 4.4, 11.4 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent's Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries ) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 11.1 that directly affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of SECTIONS 4.1, 4.3 and 4.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 11.10 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under SECTION 4.1 or 4.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 4.1 unless the Company

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is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with SECTION 11.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Issuing Lenders and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under SECTION 4.3), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement

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shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guaranty Obligations or credit or liquidity enhancement to such SPC.

         (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
SECTION 11.8, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

         (j) Notwithstanding anything to the contrary contained herein, if at any time BofA assigns all of its Commitment and Loans pursuant to subsection (b) above, BofA may, (i) upon 30 days' notice to the Company and the Lenders, resign as an Issuing Lender and/or (ii) upon 30 days' notice to the Company, resign as Swing Line Lender. In the event of any such resignation as an Issuing Lender or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of BofA as an Issuing Lender or Swing Line Lender, as the case may be. If BofA resigns as an Issuing Lender, it shall retain all the rights and obligations of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to SECTION 3.3). If BofA resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.16(B).

         11.9 CONFIDENTIALITY. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or such Subsidiary's behalf, under

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this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; PROVIDED, HOWEVER, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or any of its Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

         11.10 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, if any Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being expressly waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         11.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

         11.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.14 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Administrative Agent-Related Persons and the Indemnified Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.15 TAX FORMS.

         (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable laws that the Company make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

         (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S.

withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

         (iii) The Company shall not be required to pay any additional amount to any Foreign Lender under SECTION 4.1 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this SECTION 11.15(A) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this SECTION 11.15(A); provided that if such Lender shall have satisfied the requirement of this SECTION 11.15(A) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this SECTION 11.15(A) shall relieve the Company of its obligation to pay any amounts pursuant to SECTION 4.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

         (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Company is not required to pay additional amounts under this SECTION 11.15(A).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the combined Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         11.16 GOVERNING LAW AND JURISDICTION.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF FLORIDA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY FLORIDA LAW.

         11.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents (and any agreement relating to fees referred in SUBSECTION 2.9(A)), embodies the entire agreement and understanding among the Company, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         11.19 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or Unmatured Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   REPUBLIC SERVICES, INC.


                                   By: /s/ Edward A. Lang, III
                                      ----------------------------------------
                                   Name:    Edward A. Lang, III
                                   Title:   Vice President Finance & Treasurer


                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent


                                   By: /s/ Timothy H. Spanos
                                      ----------------------------------------
                                   Name: Timothy H. Spanos
                                   Title:   Managing Director



                                   BANK OF AMERICA, N.A., as Swing Line
                                   Lender, as an Issuing Lender and as a Lender


                                   By: /s/ Timothy H. Spanos
                                      -----------------------------------------
                                   Name:    Timothy H. Spanos
                                   Title:   Managing Director



                                   CITIBANK, N.A., as a Lender


                                   By: /s/ David L. Harris
                                      -----------------------------------------
                                   Name:    David L. Harris
                                   Title:   Vice President



                                   BANK ONE, NA


                                   By: /s/ Steven P. Sullivan
                                      -----------------------------------------
                                   Name:    Steven P. Sullivan
                                   Title:   Associate Director


                                 Signature Page

                                   BARCLAYS BANK PLC



                                   By: /s/ L. Peter Yetman
                                      -----------------------------------------
                                   Name:    L. Peter Yetman
                                   Title:   Director



                                   SUNTRUST BANK


                                   By: /s/ Karen C. Copeland
                                      -----------------------------------------
                                   Name:    Karen C. Copeland
                                   Title:   Vice President



                                   BNP PARIBAS


                                   By: /s/ Mike Shryock
                                      -----------------------------------------
                                   Name:    Mike Shryock
                                   Title:   Vice President


                                   By: /s/ John Stacy
                                      -----------------------------------------
                                   Name:    John Stacy
                                   Title:   Managing Director


                                   WACHOVIA BANK, NATIONAL ASSOCIATION


                                   By: /s/ William R. Goley
                                      -----------------------------------------
                                   Name:    William R. Goley
                                   Title:   Director


                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By: /s/ Attila Koc
                                      -----------------------------------------
                                   Name:    Attila Koc
                                   Title:   Senior Vice President


                                 Signature Page

                                   FLEET NATIONAL BANK


                                   By: /s/ David C. Brecht
                                      -----------------------------------------
                                   Name:    David C. Brecht
                                   Title:   Vice President


                                   THE BANK OF NEW YORK


                                   By: /s/ David C. Siegel
                                      -----------------------------------------
                                   Name:    David C. Siegel
                                   Title:   Vice President


                                   WELLS FARGO BANK, NATIONAL ASSOCIATION


                                   By: /s/ Robert Neubauer
                                      -----------------------------------------
                                   Name:    Robert Neubauer
                                   Title:   Vice President


                                   COMERICA BANK


                                   By: /s/ Gerald R. Finney, Jr.
                                      -----------------------------------------
                                   Name:    Gerald R. Finney, Jr.
                                   Title:   Vice President


                                 Signature Page

                                  Schedule 1.1

                                Pricing Schedule


         The Facility Fee Rate, the Applicable Margin, the L/C Fee Rate and the Utilization Fee Rate, for any fiscal quarter, shall be the applicable rate per annum set forth in the table below, determined as of the day next following receipt by the Administrative Agent from the Company of evidence satisfactory to the Administrative Agent of the then Rating.

--------------------------------------------------------------------------------
                                (In Basis Points)
--------------------------------------------------------------------------------
                                    Facility       Applicable      Utilization
  Tier         Rating (1)              Fee          Margin/            Fee
                                                    L/C Fee
                                                     Rate
--------- ---------------------- ----------------- ------------- ---------------
   I       BBB+/Baa1 or higher         12.5            50.0            12.5
--------- ---------------------- ----------------- ------------- ---------------
  II            BBB/Baa2               17.5            70.0            12.5
--------- ---------------------- ----------------- ------------- ---------------
 III            BBB-/Baa3              20.0            80.0            25.0
--------- ---------------------- ----------------- ------------- ---------------
 IV        less than BBB-/Baa3         25.0           100.0            25.0
--------- ---------------------- ----------------- ------------- ---------------


(1) Unless otherwise indicated, in the event of a single split Rating, the higher Rating shall apply. In the event of a multiple split Rating, the applicable Rating shall be one higher than the lower Rating.